Power of Attorney
Section 16(a) reporting

The undersigned an officer
and or director of Synetics Solutions Inc (the Company) does hereby constitute and appoint James Cruckshank Lisa Larsen and John Jennings and any of them his or her true and lawful attorney and agent to execute in his or her name any and all reports required to be filed under Section 16(a) of the Securities and Exchange Act of 1934 with respect to equity securities of the Company and to file the same with the Securities and Exchange Commission and any applicable stock exchange and the undersigned does hereby ratify and confirm all acts that said attorneys and agents or any of them shall do or cause to be done by virtue hereof.

This Power of
Attorney revokes all prior Powers of Attorney relating to reporting under
Section 16(a) and shall remain in effect until revoked by a subsequently filed instrument.

Dated:  June 18, 2004







_______/s/ Gregory Marvell_______________

						Signature




_Gregory
Marvell____________________
						Print Name